As filed with the Securities and Exchange Commission on July 25, 2003.
                                                      Registration No. 333-_____
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                         TOYOTA JIDOSHA KABUSHIKI KAISHA
             (Exact name of registrant as specified in its charter)

                            TOYOTA MOTOR CORPORATION
                 (Translation of registrant's name into English)

            Japan                                          Not Applicable
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                           1 Toyota-cho, Toyota City
                            Aichi Prefecture 471-8571
                                      Japan
          (Address of principal executive offices, including zip code)

                           2001 Global Incentive Plan
                             2002 Stock Option Plan

                            (Full title of the plans)
                        _________________________________

                        Toyota Motor Sales, U.S.A., Inc.
                           19001 South Western Avenue
                                  P.O. Box 2991
                         Torrance, California 90509-2991
                                 (310) 618-4000
                             Attention: Dian Ogilvie
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum      Proposed Maximum
    Title of Securities          Amount to be        Offering Price           Aggregate              Amount of
    to be Registered (1)       Registered (2)(3)        Per Share          Offering Price        Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Shares                    1,876,000(3)         U.S. $24.7863      U.S. $46,499,145.30      U.S. $3,761.78
                                 1,477,000(4)         U.S. $35.2187      U.S. $52,018,024.13      U.S. $4,208.26
                                                                         -------------------      --------------
                                                           (6)           U.S. $98,517,169.43      U.S. $7,970.04
-----------------------------------------------------------------------------------------------------------------

(1) Shares of common stock (the "Shares") are traded in the United States in the form of American Depository Shares ("ADSs"). Each ADS represents two Shares on deposit with The Bank of New York, as depositary bank (the "Depositary"), and is evidenced by an American Depositary Receipt (an "ADR") issued by the Depositary. A separate Registration Statement on Form F-6 (Registration No. 333-10790) has been filed for the registration of the ADSs.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such number of additional Shares that may become available for purchase pursuant to the plan in the event of certain changes in the outstanding Shares, including mergers, stock dividends, stock splits and reverse stock splits.

(3) Represents an aggregate of 1,876,000 shares available for issuance under the 2002 Stock Option Plan.

(4) Represents an aggregate of 1,477,000 shares available for issuance under the 2001 Global Incentive Plan.

(5) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 1,876,000 shares available under the 2002 Stock Option Plan and the 1,477,000 shares available for issuance under the 2001 Global Incentive Plan, subject to currently outstanding options are based on the per share weighted average exercise price of the options. The per share weighted average exercise price for options granted under the 2001 Global Incentive Plan is (Yen)4,203. The per share weighted average exercise price for options granted under the 2002 Stock Option Plan is (Yen)2,958.

(6) The exercise price of options awarded under the plans is fixed in Japanese Yen. For purposes of calculating the filing fee, the exercise price has been converted to U.S. Dollars using the noon buying rate in New York, New York for cable transfers in Yen as certified for customs purposes by the Federal Reserve Bank of New York on July 22, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*



--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission"), are incorporated as of their respective dates in this Registration Statement by reference.

          (a) Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2002 (Commission File No. 001-14948) (the "Form 20-F");

          (b) Reports of Foreign Private Issuer on Form 6-K dated December 26, 2002 and June 27, 2003; and

          (c) Description of the Registrant's Shares set forth under the headings "Memorandum and Articles of Association" and "Taxation" contained in the Form 20-F.

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not required.

Item 5.   Interests of Named Experts and Counsel.

          None.

Item 6.   Indemnification of Directors and Officers.

     Articles 254 and 280 of the Commercial Code of Japan (the "Commercial Code") make the provisions of Section 10, Chapter 2, Book III of the Civil Code applicable to the relationship between Toyota and its directors and corporate auditors, respectively. Section 10, among other things, provides in effect that:

          (1) Any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

          (2) If a director or a corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

          (3) If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

          (4) If a director or a corporate auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

     Under Article 279-2 of the Commercial Code, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor's duties.

     Toyota maintains insurance on behalf of its directors and corporate auditors against liabilities asserted against them in shareholder derivative or other lawsuits.


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See attached Exhibit list.

Item 9.   Undertakings.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that the undertakings set forth in paragraphs
          (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aichi Prefecture, Japan on the 25th day of July, 2003.

                                    Toyota Motor Corporation




                                    By:  /s/ Teruo Suzuki
                                         ---------------------------------
                                         Name:  Teruo Suzuki
                                         Title: Global Human Resources Div.
                                                General Manager

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

          Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Toyota Motor Corporation has signed this Registration Statement or amendment thereto on July 25, 2003.

                                    Toyota Motor Sales, U.S.A., Inc.


                                    By: /s/ Dian Ogilvie
                                        --------------------------------
                                        Name:   Dian Ogilvie
                                        Title:  Authorized Signatory

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Teruo Suzuki as such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments and supplements, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 25th day of July, 2003.

    Signature                                   Capacity
    ---------                                   --------

/s/ Hiroshi Okuda                    Chairman of the Board
-----------------------
Hiroshi Okuda

/s/ Iwao Isomura                  Vice Chairman of the Board
-----------------------
Iwao Isomura

/s/ Kosuke Ikebuchi               Vice Chairman of the Board
-----------------------
Kosuke Ikebuchi

/s/ Fujio Cho                     President, Member of the Board
-----------------------
Fujio Cho

/s/ Akihiko Saito                 Executive Vice President, Member of the Board
-----------------------
Akihiko Saito

/s/ Ryuji Araki                   Executive Vice President, Member of the Board
-----------------------
Ryuji Araki

/s/ Yoshio Ishizaka               Executive Vice President, Member of the Board
-----------------------
Yoshio Ishizaka

/s/ Kosuke Shiramizu              Executive Vice President, Member of the Board
-----------------------
Kosuke Shiramizu

/s/ Katsuaki Watanabe             Executive Vice President, Member of the Board
-----------------------
Katsuaki Watanabe

/s/ Kazushi Iwatsuki              Executive Vice President, Member of the Board
-----------------------
Kazushi Iwatsuki

/s/ Katsuhiro Nakagawa            Executive Vice President, Member of the Board
-----------------------
Katsuhiro Nakagawa

/s/ Yasuhito Yamauchi             Senior Managing Director, Member of the Board
-----------------------
Yasuhito Yamauchi

/s/ Zenji Yasuda                  Senior Managing Director, Member of the Board
-----------------------
Zenji Yasuda

/s/ Takashi Kamio                 Senior Managing Director, Member of the Board
-----------------------
Takashi Kamio

/s/ Hiroyuki Watanabe             Senior Managing Director, Member of the Board
-----------------------
Hiroyuki Watanabe

/s/ Akio Matsubara                Senior Managing Director, Member of the Board
-----------------------
Akio Matsubara

/s/ Tokuichi Uranishi             Senior Managing Director, Member of the Board
-----------------------
Tokuichi Uranishi

/s/ Kazuo Okamoto                 Senior Managing Director, Member of the Board
-----------------------
Kazuo Okamoto

/s/ Kyoji Sasazu                  Senior Managing Director, Member of the Board
-----------------------
Kyoji Sasazu

/s/ Mitsuo Kinoshita              Senior Managing Director, Member of the Board
-----------------------
Mitsuo Kinoshita

/s/ Yoshimi Inaba                 Senior Managing Director, Member of the Board
-----------------------
Yoshimi Inaba

/s/ Teruyuki Minoura              Senior Managing Director, Member of the Board
-----------------------
Teruyuki Minoura

/s/ Takeshi Uchiyamada            Senior Managing Director, Member of the Board
-----------------------
Takeshi Uchiyamada

/s/ Masatami Takimoto             Senior Managing Director, Member of the Board
-----------------------
Masatami Takimoto

/s/ Akio Toyoda                   Senior Managing Director, Member of the Board
-----------------------
Akio Toyoda

/s/ Shoichiro Toyoda              Honorary Chairman of the Board
-----------------------
Shoichiro Toyoda

/s/ Shuhei Toyoda                 Director, Member of the Board
-----------------------
Shuhei Toyoda

/s/ Hideaki Miyahara              Corporate Auditor
-----------------------
Hideaki Miyahara

/s/ Yoshiro Hayashi               Corporate Auditor
-----------------------
Yoshiro Hayashi

/s/ Chiaki Yamaguchi              Corporate Auditor
-----------------------
Chiaki Yamaguchi

/s/ Yasutaka Okamura              Corporate Auditor
-----------------------
Yasutaka Okamura

/s/ Hiromu Okabe                  Corporate Auditor
-----------------------
Hiromu Okabe

/s/ Yoichi Kaya                   Corporate Auditor
-----------------------
Yoichi Kaya

/s/ Tadashi Ishikawa              Corporate Auditor
-----------------------
Tadashi Ishikawa

                                  EXHIBIT INDEX


Number    Title of Exhibit
------    ----------------

*4.1 Form of Agreement for the Grant of an Option to Acquire Warrants to Subscribe for Common Stock of Toyota Motor Corporation for participants under the 2001 Global Incentive Plan.

*4.2 Form of Agreement for the Grant of Options to Acquire Common Shares of Toyota Motor Corporation for participants under the 2002 Stock Option Plan.

*4.3 Amended and Restated Articles of Incorporation of the Registrant (English translation).

*4.4 Amended and Restated Regulations of the Board of Directors of the Registrant (English translation).

*4.5 Amended and Restated Regulations of the Board of Corporate Auditors of the Registrant (English translation).

*4.6 Amended and Restated Share Handling Regulations of the Registrant (English translation).

4.7 Form of Deposit Agreement (including the form of ADR) among the Registrant, The Bank of New York, as Depositary, and owners and beneficial owners of ADRs from time to time issued thereunder (incorporated by reference to Exhibit 4.2 to Toyota's Registration Statement on Form F-1 (file no. 333-10768)).

4.8       Form of ADR (included in Exhibit 4.6).

*5 Opinion and Consent of Nagashima Ohno & Tsunematsu as to the legality of securities being registered.

*23.1     Consent of PricewaterhouseCoopers.

23.2      Consent of Nagashima Ohno & Tsunematsu (contained in opinion filed as
          Exhibit 5).

24 Powers of Attorney (contained in the signature page of the Registration Statement).


_____________________________
*  Filed herewith.